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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for American Medserve Corporation of our report dated August 12, 1994 related to the consolidated statements of operations and changes in accumulated capital and of cash flows of Royal Care of America, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE LLP

Boston, Massachusetts
September 4, 1996